UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices) (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information set forth in Items 3.02 and 5.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

On February 1, 2010, UTStarcom, Inc. (the “Company”) entered into an Agreement of Entry into the Zone (the “Campus Agreement”) with the Management Committee of Beijing Economic and Technology Development Zone (the “Zone”), an affiliate of Beijing E-town International Investment and Development Co., Ltd. (“BEIID”), pursuant to which the Company will move its operational headquarters to Beijing, China by forming a new wholly-owned subsidiary in the Zone (the “NewCo”), and authorizing the NewCo to be the Company’s new operational headquarters.  After beginning production and generating tax revenue as provided in the Campus Agreement, the NewCo will be eligible to receive certain benefits and assistance from the Zone.

The Company will also be eligible to apply for other benefits and the authorities of the Zone will also provide assistance and support with respect to facilitating exports, bank financing and other matters.

The foregoing description of the terms of the Campus Agreement does not purport to be complete and is qualified in its entirety by reference to the Campus Agreement.  The original Campus Agreement is in Chinese and an English translation is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 1, 2010, the Company issued a press release announcing it had entered into the Campus Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On February 1, 2010, the Company entered into a Common Stock Purchase Agreement (the “BEIID Agreement”) with BEIID, and a Common Stock Purchase Agreement (together with the BEIID Agreement, the “Purchase Agreements”) with Ram Max Group Limited through Elite Noble Limited and Shah Capital Management, through Shah Capital Opportunity Fund LP (the “Financial Investors” and collectively with BEIID, the “Investors”), pursuant to which the Company will issue and sell an aggregate of 22,045,454 shares of common stock, par value $0.00125 per share (the “Shares”) for a purchase price of $2.20 per share (the “Purchase Price”) in a private placement transaction (the “Placement”).  The purchase agreement with the Financial Investors provides that investment by the Financial Investors is conditioned upon BEIID’s investment in the Company.  The Company will receive aggregate gross proceeds of approximately $48,500,000 from the Placement, with BEIID, Ram Max and Shah Capital investing approximately $25,000,000, $12,500,000 and $11,000,000, respectively, to purchase 11,363,636 shares, 5,681,818 shares and 5,000,000 shares, respectively.  The Company intends to use the proceeds of the Placement for working capital and general corporation purposes.

The Shares were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from registration afforded by Section 4(2) of the Act.

As a condition to the consummation of the Placement, the Investors must obtain the applicable authorizations, approvals or permits, especially, if applicable, from various government agencies of China, including, but not limited to, approvals and confirmations from the applicable levels of the National Development Reform Commission, State-owned Assets Supervision and Management Commission, the Ministry of Commerce, the National Development Reform Commission and State

Administration of Foreign Exchange, that are required in connection with the lawful purchase of the Shares, and the purchase and procurement of the foreign exchange necessary for the payment of the Purchase Price pursuant to the Purchase Agreements.

In addition, as a condition to the consummation of the Placement, Baichuan Du, Xiaoping Li and William Wong will be appointed as directors to the board of directors of the Company (the “Board”) effective upon the closing of the Placement.  The Board has approved these appointments to be effective as of the Closing.  Furthermore, the Board has approved the appointment of Jack Lu as Chief Executive Officer of the Company following the closing of the Placement pursuant to the terms of the offer letter between Mr. Lu and the Company offering him the position of Chief Executive Officer of the Company, which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference in its entirety.  The information set forth in Item 5.02 of this Current Report on Form 8-K that relates to the appointment of new directors and officer is incorporated by reference into this Item 3.02.

Pursuant to the Purchase Agreements, the Company has agreed that, unless the Purchase Agreements are terminated in accordance with their respective terms, the Company, its subsidiaries and their respective directors, officers and representatives shall not, directly or indirectly, enter into, or commence, any discussions with any third party for the sale and issue of a material number of shares of Common Stock or a material portion of the business of the Company.  However, consistent with its fiduciary duties, the Board may take certain actions, including providing nonpublic information, engaging in negotiations and making recommendations in the case of a tender offer,  in response to a bona fide superior offer to acquire 100% of the equity or assets of the Company.  The Company shall provide the Investors the opportunity to fully participate as observers in all such negotiations and discussions.

In connection with the Placement, the Company also entered into a Stockholder Rights Agreement with BEIID (the “BEIID Rights Agreement”) and a Stockholder Rights Agreement with the Financial Investors (together with the BEIID Rights Agreement, the “Rights Agreements”), pursuant to which the Investors were given, among other benefits, certain rights to register the Shares.  The BEIID Rights Agreement also provides BEIID the right to designate one director to the Board (currently Mr. Li), provided BEIID maintains an ownership interest equal to or exceeding 5% of the outstanding shares of the Company.

Pursuant to the Rights Agreements, for two years following the closing, the Investors may not acquire shares of the Company in excess of their respective percentage ownership as of the closing of the Placement.  They also agree to hold the shares acquired with the Placement for at least nine (9) months.

The foregoing descriptions of the terms of the Placement, the Purchase Agreements and the Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreements and the Rights Agreements.  The Purchase Agreements are attached as Exhibits 10.1 and 10.2 and the Rights Agreements are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.   The Purchase Agreements have been attached to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company or the Investors.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreements are qualified by information in confidential Disclosure Schedules provided by the Company to the Investors in connection with the signing of the Purchase Agreements. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreements. Moreover, certain representations and warranties in the Purchase Agreements were used for the purpose of allocating risk between the Company and the Investors rather than establishing matters of facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreements as characterizations of the actual state of facts about the Company or the Investors.

On February 1, 2010, the Company issued a press release announcing the Placement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with and as a condition to the consummation of the Placement, effective upon the closing of the Placement, the total number of directors on the Board will be increased from six to seven, and Mr. Baichuan Du, a former Deputy Chief Engineer of China’s State Administration of Radio, Film and Television, Mr. Xiaoping Li, Executive Deputy General Manager of BEIID, and Mr. William Wong, a Managing Director at Yellowstone Capital, will join the Board.  Mr. Li is the designee for BEIID, which was given the right to designate a director on the Board pursuant to the BEIID Rights Agreement.  Messrs. Li and Wong will replace Mr. Allen Lenzmeier and Mr. Jeff Clarke, respectively, who will resign from the Board upon the closing of the Placement.

In connection with the Placement, Mr. Jack Lu, age 47, was appointed as the Company’s Chief Executive Officer, effective the later of June 30, 2010 or three months following the closing of the Placement, pursuant to the terms and conditions set forth in an employment offer letter dated February 1, 2010 (the “Offer Letter”).  As a condition of his employment, the Company and Mr. Lu also entered into an Involuntary Termination Severance Agreement (the “Severance Agreement”).  From the closing of the Placement until he assumes the Chief Executive Officer position, Mr. Lu will be the Company’s Chief Operating Officer.

Mr. Lu most recently served as Co-Chief Operating Officer and General Manager, China at Source Phtonics, an opto-electronic component company.

Following the commencement of Mr. Lu’s employment with the Company, Mr. Lu will be granted an award of 300,000 shares of the Company’s restricted stock under the 2006 Equity Incentive Plan (the “Plan”), 25% of which will vest on each of the first four anniversaries of the award’s effective grant date, subject to the terms and conditions of the Plan and form of restricted stock award agreement adopted by the Board for use under the Plan.

The foregoing descriptions of the terms and conditions of Mr. Lu’s employment, the Offer Letter and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Severance Agreement.  The Offer Letter and the Severance Agreement are attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Mr. Peter Blackmore will retire as President and Chief Executive Officer of the Company upon Mr. Lu’s assumption of the Chief Executive Officer position.  In consideration of Mr. Blackmore’s services to the Company, especially his contribution to the Placement transaction, the Board approved a cash bonus award to Mr. Blackmore in the amount of $800,000, payable upon the closing of the Placement.

On February 1, 2010, the Company issued a press release announcing the appointment of new directors and officers.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the moving of the Company’s operational headquarters to Beijing, China is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
4.1	Stockholder Rights Agreement, made as of February 1, 2010, by and between UTStarcom, Inc. and Beijing E-town International Investment and Development Co., Ltd.
4.2	Stockholder Rights Agreement, made as of February 1, 2010, by and among UTStarcom, Inc., Elite Noble Limited and Shah Capital Opportunity Fund LP
10.1	Common Stock Purchase Agreement, made as of February 1, 2010, by and between UTStarcom, Inc. and Beijing E-town International Investment and Development Co., Ltd.
10.2	Common Stock Purchase Agreement, made as of February 1, 2010, by and among UTStarcom, Inc., Elite Noble Limited and Shah Capital Opportunity Fund LP
10.3

Agreement of Entry into the Zone, made as of February 1, 2010, by and between UTStarcom, Inc. and the Management Committee of Beijing Economic and Technology Development Zone (Translation from Chinese)

10.4	Employment Offer Letter, dated February 1, 2010 from UTStarcom, Inc. to Mr. Jack Lu
10.5	Involuntary Termination Severance Agreement, dated as of February 1, 2010, by and between UTStarcom, Inc. and Mr. Jack Lu
99.1	Press Release dated February 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: February 4, 2010	By:	/s/ Peter Blackmore
	Name:	Peter Blackmore
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Stockholder Rights Agreement, made as of February 1, 2010, by and between UTStarcom, Inc. and Beijing E-town International Investment and Development Co., Ltd.
4.2	Stockholder Rights Agreement, made as of February 1, 2010, by and among UTStarcom, Inc., Elite Noble Limited and Shah Capital Opportunity Fund LP
10.1	Common Stock Purchase Agreement, made as of February 1, 2010, by and between UTStarcom, Inc. and Beijing E-town International Investment and Development Co., Ltd.
10.2	Common Stock Purchase Agreement, made as of February 1, 2010, by and among UTStarcom, Inc., Elite Noble Limited and Shah Capital Opportunity Fund LP
10.3

Agreement of Entry into the Zone, made as of February 1, 2010, by and between UTStarcom, Inc. and the Management Committee of Beijing Economic and Technology Development Zone (Translation from Chinese)

10.4	Employment Offer Letter, dated February 1, 2010 from UTStarcom, Inc. to Mr. Jack Lu
10.5	Involuntary Termination Severance Agreement, dated as of February 1, 2010, by and between UTStarcom, Inc. and Mr. Jack Lu
99.1	Press Release dated February 1, 2010